Fulton Financial
CORPORATION

FOR IMMEDIATE RELEASE	Contact: Laura J. Wakeley
Office: 717-291-2616

Fulton Financial Corporation to present
at the Janney Capital Markets Bank & Thrift Conference

(May 12) – Lancaster, PA  – Fulton Financial Corporation (Nasdaq: FULT) today announced that it will participate as a presenter at the Bank & Thrift Conference sponsored by Janney Capital Markets on May 13 and 14, 2010 at the Rittenhouse Hotel in Philadelphia, Pennsylvania.

R. Scott Smith, Jr., chairman and chief executive officer of Fulton Financial Corporation, and Charles J. Nugent, senior executive vice president and chief financial officer, are scheduled to make a presentation to attendees discussing the strategies and performance of Fulton Financial Corporation from on May 13 at 4:00 p.m. Eastern Time.

A copy of Fulton Financial Corporation’s presentation is available on the company’s website at www.fult.com.

Fulton Financial Corporation is a $16.5 billion financial holding company based in Lancaster, PA.  The company operates 8 banks in Pennsylvania, New Jersey, Delaware, Maryland and Virginia.

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